UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014 (December 30, 2013)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630

(Address of principal executive offices)	(Zip Code)

(201) 225-0190
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

           On December 30, 2013, Micronet Enertec Technologies, Inc. (the “Company”) and UTA Capital LLC (the “Purchaser”) entered into an amendment (the “Second Amendment”) to the Amended and Restated Note and Warrant Purchase Agreement, dated as of August 31, 2012, as first amended on January 28, 2013. Pursuant to the Second Amendment, among other things, the maturity date of the second note executed between the Company and the Purchaser (the “Second Note”) was extended to January 10, 2015 (unless such date shall be otherwise extended in writing by the Purchaser in its sole discretion) and the maturity date of the first note executed between the Company and the Purchaser (the “First Note”) was set on December 30, 2013.  On December 30, 2013 the Company repaid to the Purchaser an amount of $1,032,163, including repayment in full of the First Note, and subsequently, the final payment of the principal amount under the Second Note, originally due in May 2014 to the Purchaser in the amount of $1,000,000, was postponed to January 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC
(registrant)

Date: January 6, 2014	By:	/s/ David Lucatz
Name: David Lucatz
Title: President & Chief Executive Officer